Aberdeen Standard Gold ETF Trust S-3ASR

Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Aberdeen Standard Gold ETF Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security type	Security class title	Fee calculation or carry forward rule	Amount registered	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee rate	Amount of registration fee	Carry forward form type	Carry forward file number	Carry forward initial effective date	Filing fee previously paid in connection with unsold securities to be carried forward
Newly Registered Securities
Fees to be paid	Exchange-Traded Vehicle Securities	Aberdeen Standard Physical Gold Shares ETF	457(u)[1]	—[1]	—[1]	—[1]	—[1]	—[1]
Fees previously paid
Carry Forward Securities
Carry forward securities
	Total Offering Amounts					—[1]		—[1]
Total Fees Previously Paid
	Total Fee Offsets							$6,512.17
	Net Fee Due							—[1]

1.	In accordance with Rule 456(d) under the Securities Act of 1933, as amended (the “Securities Act”), the Aberdeen Standard Physical Gold Shares ETF (“Trust”) is registering an indeterminate number of units of fractional undivided beneficial interest in and ownership of the Trust (“Shares”) as may from time to time be offered hereunder at indeterminate prices. The registrant will calculate registration fees, if any, in accordance with Rules 456(d) and 457(u) under the Securities Act. In accordance with Rule 456(d) under the Securities Act, the registrant is deferring payment of these registration fees and will pay these registration fees on an annual net basis no later than 90 days after the end of each fiscal year.

Table 2 – Fee Offset Claims and Sources

	Registrant or filer name	Form or filing type	File number	Initial filing date	Filing date	Fee offset claimed	Security type associated with fee offset claimed	Security title associated with fee offset claimed	Unsold securities associated with fee offset claimed	Unsold aggregate offering amount associated with fee offset claimed	Fee paid with fee offset source
Rules 457(b) and 0–11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Aberdeen Standard Gold ETF Trust	S-3	33-234637	November 12, 2019		$6,512.17	Exchange-Traded Vehicle Securities	Aberdeen Standard Physical Gold Shares ETF	3,700,000[1]	$53,113,500
Fee Offset Sources	Aberdeen Standard Gold ETF Trust	S-3	33-234637		November 12, 2019						$158,404.02

1.	The registrant has terminated or completed any offering that included the unsold securities associated with the claimed offset under the prior registration statement.